UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Sasol Limited	Sasol Financing International Plc
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

The Republic of South Africa	The Isle of Man
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1 Sturdee Avenue Rosebank, 2196 South Africa Tel: +27 11 441 3111	4th Floor Analyst House 20-26 Peel Road Douglas Isle of Man IM1 4LZ
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Not Applicable	Not Applicable
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-184526 and 333-184526-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
4.500% Notes due 2022 fully and unconditionally guaranteed by Sasol Limited	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1:  Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 5 through 22 of the Prospectus dated October 22, 2012, included in the Registration Statement on Form F-3 of Sasol Financing International Plc (the “Company”) and Sasol Limited (the “Guarantor”), filed on October 22, 2012 (Registration Nos. 333-184526 and 333-184526-01), as supplemented by the information under the headings “Risk Factors—Risks relating to an investment in our notes” and “Description of Notes” on pages S-27 through S-28 and S-33 through S-44, respectively, of the related Prospectus Supplement, dated November 6, 2012, which information is incorporated by reference and made part of the registration statement in its entirety.

Item 2: Exhibits

99(A).       Form of Global Note for guaranteed debt securities issued by the Company and guaranteed by the Guarantor, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on October 22, 2012 (Registration Nos. 333-184526 and 333-184526-01).

99(B).       Form of Indenture for guaranteed debt securities among the Company, the Guarantor and Deutsche Bank Trust Company Americas, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on October 22, 2012 (Registration No. 333-184526 and 333-184526-01).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sasol Limited
(Registrant)

	By:	/s/ K.C. RAMON
		Name:	K.C. Ramon
		Title:	Director

Sasol Financing International Plc
(Registrant)

	By:	/s/ A. COETSEE
		Name:	A. Coetsee
		Title:	Director

Date: November 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
99(A).

Form of Global Note for guaranteed debt securities issued by the Company and guaranteed by the Guarantor, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on October 22, 2012 (Registration Nos. 333-184526 and 333-184526-01).

99(B).

Form of Indenture for guaranteed debt securities among the Company, the Guarantor and Deutsche Bank Trust Company Americas, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 of the Company and the Guarantor filed on October 22, 2012 (Registration No. 333-184526 and 333-184526-01).